Exhibit 99.1

Cheniere Energy Two-for-One Stock Split Takes Effect Today; Ex-Dividend Date April 25, 2005

    HOUSTON--(BUSINESS WIRE)--April 25, 2005--April 25, 2005 is the ex-dividend date for Cheniere Energy, Inc. (AMEX:LNG) two-for-one stock split of its common shares. Beginning today, trading activity in the company's securities will reflect post stock-split prices and the number of outstanding shares of Cheniere's common stock will increase from approximately 26,757,000 to approximately 53,514,000.
    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc., Houston
             Suzanne McLeod, 713-265-0208
             info@cheniere.com